Exhibit 10.1
NON-QUALIFIED STOCK OPTION AGREEMENT
FOR NON-EMPLOYEE DIRECTORS PURSUANT TO THE
TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
2006 STOCK INCENTIVE PLAN
     THIS AGREEMENT, dated as of [     ], 2007 (this “Agreement”), between Town Sports International Holdings, Inc. (the “Company”) and [     ] (the “Participant”).
Preliminary Statement
     The Compensation Committee of the Board of Directors of the Company (the “Committee”) has authorized this grant of a non-qualified stock option (the “Option”) on [ ], 2007 (the “Grant Date”), to purchase the number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), set forth below to the Participant, as a Non-Employee Director of the Company. Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Town Sports International Holdings, Inc. 2006 Stock Incentive Plan (as the same may be amended from time to time, the “Plan”). A copy of the Plan as in effect on the date hereof and prospectus has been delivered to the Participant. By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan as in effect on the date hereof and prospectus and agrees to comply with the Plan, this Agreement and all applicable laws and regulations.
     Accordingly, the parties hereto agree as follows:
     1.      Tax Matters. No part of the Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.
     2.      Grant of Option. Subject in all respects to the Plan and the terms and conditions set forth herein and therein, the Participant is hereby granted an Option to purchase from the Company [     ] shares of Common Stock (the “Option Shares”), at a price per share of $[     ] (the “Option Price”), which may not be less than Fair Market Value on the Grant Date.
     3.      Vesting and Exercise.
     (a) Except as set forth in Section 3(c), the Option shall vest and become exercisable in [one] installment[s] as provided below, which shall be cumulative. To the extent that the Option has become vested and exercisable as provided below, the Option thereafter may be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration or earlier termination of the Option as provided herein and in accordance with Section 6.3(d) of the Plan, including, without limitation, the filing of such written form of exercise notice, if any, as may be required by the Committee or the Company and the payment in full of the Option Price multiplied by the number of Option Shares underlying the portion of the Option exercised. Upon expiration of the Option, the Option shall be canceled and no longer exercisable. The following table indicates each date upon which the Participant shall be vested and entitled to exercise the Option with respect to the percentage of the Option Shares indicated beside such date, provided that the Participant has not had a Termination any time prior to such date (each of the dates set forth below being herein called a “Vesting Date”):

Vesting Date	Percentage of Option Shares
[ ]	[ ]%
     (b)     There shall be no proportionate or partial vesting in the periods prior to each Vesting Date and all vesting shall occur only on the appropriate Vesting Date, provided that the Participant has not had a Termination at any time prior to such Vesting Date.
     (c)     The Option will become fully vested on a Change in Control.
     (d)     In consideration for the grant of the Option and in addition to any other remedies available to the Company, the Participant acknowledges and agrees that the Option is subject to the provisions in the Plan regarding any Detrimental Activity. If the Participant engages in any Detrimental Activity prior to the exercise of the Option, then the Option shall terminate and expire as of the date the Participant engaged in such Detrimental Activity. As a condition of the exercise of the Option, the Participant shall be required to certify (or be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity. If the Participant engages in any Detrimental Activity, then, in accordance with the terms of the Plan, the Company shall be entitled to recover from the Participant, and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise (whether at the time of exercise or thereafter).
     4.     Option Term. The term of the Option shall be 10 years after the Grant Date and the Option shall expire at 5:00 p.m. (New York City time) on the 10th anniversary of the Grant Date, subject to earlier termination in the event of the Participant’s Termination as specified in Section 5.

     5.     Termination.
     (a)     Subject to Section 4, the terms of the Plan and this Agreement, the Option, to the extent vested at the time of the Participant’s Termination, shall remain exercisable as provided in Section 11.1(a) of the Plan.
     (b)     Any portion of the Option that is not vested as of the date of the Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.
     6.     Restriction on Transfer of Option. No part of the Option shall be subject to Transfer other than by will or by the laws of descent and distribution. During the lifetime of the Participant, the Option may be exercised only by the Participant or the Participant’s guardian or legal representative. The Option shall not be subject to levy by reason of any execution, attachment or similar process. Upon any attempt to Transfer the Option or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately and automatically become null and void.
     7.     Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any Option Shares unless and until the Participant has become the holder of record of the Option Shares. No adjustments shall be made to the Option, the Option Shares or the Option Price for dividends in cash or other property, distributions or other rights in respect of any Option Shares, except as otherwise may be specifically provided for in the Plan. No shares of Common Stock shall be issued unless and until payment therefor has been made or provided and the conditions set forth in Section 15.6 of the Plan are satisfied.
     8.     Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements and understandings (whether written or oral) between the Company and the Participant with respect to the subject matter hereof.
     9.     Notices. Any notice or communication given hereunder (each a “Notice”) shall be in writing and shall be sent by personal delivery, by courier or by United States mail (registered or certified mail, postage prepaid and return receipt requested), to the appropriate party at the address set forth below:

If to the Company, to:
Town Sports International Holdings, Inc.
888 Seventh Avenue
New York, New York 10106
Attention: Richard Pyle
with a copy to:
Town Sports International Holdings, Inc.
888 Seventh Avenue (25th Floor)
New York, New York 10106
Attention: Robert Herbst, General Counsel
     If to the Participant, to the address for the Participant on file with the Company; or such other address or to the attention of such other person as a party shall have specified by prior Notice to the other party. Each Notice will be deemed given and effective upon actual receipt (or refusal of receipt).
     10.     No Obligation to Continue Directorship. This Agreement is not an agreement of directorship. This Agreement does not guarantee that the Company or its Affiliates will retain, or to continue to retain, the Participant as a director or in any other capacity during all or any part of the term of this Agreement, including but not limited to any period during which any Option is outstanding, nor does it modify in any respect any right of the Company or of any Affiliate of the Company to terminate or modify the Participant’s directorship or compensation.
     11.     Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.
     12.     Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by, and construed in accordance with, the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
     13.     Consent to Jurisdiction. In the event of any dispute, controversy or claim between the Company or any Affiliate and the Participant in any way concerning, arising out of or relating to the Plan or this Agreement (a “Dispute”), including without limitation any Dispute concerning, arising out of or relating to the interpretation, application or enforcement of the Plan or this Agreement, the parties hereby (a) agree and consent to the personal jurisdiction of the courts of the State of New York located in New York County and/or the Federal courts of the United States of America located in the Southern District of New York (collectively, the “Agreed Venue”) for resolution of any such Dispute, (b) agree that those courts in the Agreed Venue, and only those courts, shall have exclusive jurisdiction to determine any Dispute, including any appeal, and (c) agree that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York. The parties also hereby irrevocably (i) submit to the jurisdiction of any competent court in the Agreed Venue (and of the appropriate appellate courts therefrom), (ii) to the fullest extent permitted by law, waive any and all defenses the parties may have on the grounds of lack of jurisdiction of any such court and any other objection that such parties may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court (including without limitation any defense that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum), and (iii) consent to service of process in any such suit, action or proceeding, anywhere in the world, whether within or without the jurisdiction of any such court, in any manner provided by applicable law. Without limiting the foregoing, each party agrees that service of process on such party pursuant to a Notice as provided in Section 9 shall be deemed effective service of process on such party. Any action for enforcement or recognition of any judgment obtained in connection with a Dispute may enforced in any competent court in the Agreed Venue or in any other court of competent jurisdiction.
     14.     Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.
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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

Company: TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
By:
Name:
Title:

Director:

[Name]